Sub-Item 77Q1(a)&(e)

The Dreyfus/Laurel Funds, Inc. (the “Registrant”)

Dreyfus Floating Rate Income Fund (the “Fund”)

Articles Supplementary, dated September 17, 2013, to the Registrant’s Articles of Incorporation and the Registrant’s Management Agreement (on behalf of the Fund), dated April 20, 2006, As Amended, April 25, 2013, are incorporated by reference to Post-Effective Amendment No. 139 to the Registrant’s Registration Statement on Form N-1A, which was filed with the Securities and Exchange Commission on September 5, 2013.